Exhibit 5.2

May 11, 2020

Hilltop Holdings Inc.

6565 Hillcrest Avenue

Dallas, Texas 75205

Re:      Registration Statement on Form S-3 (File No. 333-237447)

Ladies and Gentlemen:

We have served as Maryland counsel to Hilltop Holdings Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration by the Company of $50,000,000 aggregate principal amount of the Company’s 5.75% Fixed-to-Floating Rate Subordinated Notes due 2030 (the “2030 Subordinated Notes”) and $150,000,000 aggregate principal amount of the Company’s 6.125% Fixed-to-Floating Rate Subordinated Notes due 2035 (the “2035 Subordinated Notes” and, together with the 2030 Subordinated Notes, the “Notes”), covered by the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), filed by the Company on March 27, 2020 with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”). The Notes will be issued by the Company pursuant to an Underwriting Agreement, dated May 7, 2020 (the “Underwriting Agreement”), between the Company and the several underwriters named in Schedule A thereto, for whom Piper Sandler & Co. and U.S. Bancorp Investments, Inc. are acting as representatives. This firm did not participate in the negotiation or drafting of the Underwriting Agreement or the Indenture (as defined herein).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.                 The Registration Statement;

2.                 The Company’s prospectus, dated March 27, 2020, as supplemented by the prospectus supplement relating to the Notes, dated May 7, 2020 (collectively, the “Prospectus”), filed by the Company with the Commission pursuant to Rule 424(b) of the General Rules and Regulations promulgated under the 1933 Act;

3.                 The charter of the Company, certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

Hilltop Holdings Inc.

May 11, 2020

4.                 The Third Amended and Restated Bylaws of the Company, as amended, certified as of the date hereof by an officer of the Company;

5.                 A certificate of the SDAT as to the good standing of the Company, dated as of May 8, 2020;

6.                 Resolutions adopted by the Board of Directors of the Company or a duly authorized committee thereof relating to, among other matters, (a) the sale and issuance of the Notes and (b) the execution, delivery and performance by the Company of the Underwriting Agreement and the Indenture, certified as of the date hereof by an officer of the Company;

7.                 The Underwriting Agreement;

8.                 The Indenture, dated as of the date hereof (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”);

9.                 The First Supplemental Indenture to the Base Indenture, dated as of the date hereof, relating to the 2030 Subordinated Notes (the “First Supplemental Indenture”), between the Company and the Trustee;

10.               The Second Supplemental Indenture to the Base Indenture, dated as of the date hereof, relating to the 2035 Subordinated Notes (the “Second Supplemental Indenture” and, together with the Base Indenture and the First Supplemental Indenture, the “Indenture”), between the Company and the Trustee;

11.               A certificate executed by an officer of the Company, dated as of the date hereof; and

12.               Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

The Underwriting Agreement and the Indenture are hereinafter collectively referred to as the “Note Documents.”

In expressing the opinion set forth below, we have assumed the following:

1.                 Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

Hilltop Holdings Inc.

May 11, 2020

2.                 Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.                 Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.                 All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.                 The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.                 The execution and delivery by the Company of the Note Documents, and the performance by the Company of its obligations thereunder, have been duly authorized by all necessary corporate action on the part of the Company.

3.                 The issuance and sale of the Notes pursuant to the Prospectus and the Note Documents have been duly authorized by all necessary corporate action on the part of the Company.

4.                 The Indenture has been duly executed and delivered by the Company.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning federal law or the laws of any other state. We express no opinion as to compliance with federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers or the laws, codes or regulations of any municipality or other local jurisdiction. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

Hilltop Holdings Inc.

May 11, 2020

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K relating to the Notes (the “Current Report”), which is incorporated by reference in the Registration Statement and the Prospectus. Wachtell, Lipton, Rosen & Katz, counsel to the Company, may rely on this opinion in connection with any opinion to be delivered by it in connection with the Notes. We hereby consent to the filing of this opinion as an exhibit to the Current Report and the said incorporation by reference and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP